Exhibit 99.1
                             Selected Information
                              Relating to Series
                    1994-1 Certificates, Series 1995-1
                       Certificates, Series 1996-1
                Certificates, Series 1996-2 Certificates, and
                       Series 1997-1 Certificates from
                     January 1, 1999 through June 30, 1999
                 --------------------------------------------



                Series 1994-1    Series 1995-1     Series 1996-1   Series 1996-2    Series 1997-1
                Floating Rate    6.50% Auto        5.50% Auto      Floating Rate    Floating Rate
                Loan Asset       Loan Asset        Loan Asset      Loan Asset       Loan Asset
                Backed           Backed            Backed          Backed           Backed
                Certificates     Certificates      Certificates    Certificates     Certificates
                ------------     -------------     -------------   ------------     ------------





Interest
Paid            $ 26,248,656.12   $ 30,381,944.48 $ 20,675,000.00  $ 25,546,340.79   $ 19,424,718.76

Servicing
Fee Paid        $  4,999,999.98   $  4,999,999.98 $  4,000,000.02  $  4,800,000.00   $  3,750,000.00











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